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                                                                    EXHIBIT 21.1

                                              PRO-FAC COOPERATIVE, INC.
                                            SUBSIDIARY OF THE REGISTRANT


Curtice-Burns Foods, Inc.
         Curtice Burns Export Corporation
         Curtice Burns Express, Inc.
         Finger Lakes Packaging Co., Inc.*
         Kennedy Endeavors, Inc.
         La Restaurante, Inc.*
         Quality Snax, Inc.*
         Snyder's Potato Chips, Inc.*
         Seasonal Employers, Inc.
         Husman Potato Chips, Inc.
         CMF Company of Canada Limited

                             *Inactive Corporations